As filed with the Securities and Exchange Commission on February 8, 2010
Registration No. 333-________

     PDF provided as courtesy

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_______________________

CARDO MEDICAL, INC.
(Exact name of registrant as specified in its charter)

_______________________

Delaware (State or other jurisdiction of incorporation or organization)	23-2753988 (I.R.S. employer identification no.)

9701 Wilshire Blvd., Suite 1100
Beverly Hills, California 90212
(310) 274−2036
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

_______________________

Dr. Andrew A. Brooks, M.D.
Chief Executive Officer
Cardo Medical, Inc.
9701 Wilshire Blvd., Suite 1100
Beverly Hills, California 90212
Telephone: (310) 274−2036
Fax: (310) 271-2632
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

_______________________

Please send a copy of all communications to:
Mary V. Carroll, Esq.
Akerman Senterfitt
One Southeast Third Ave., 25th Floor
Miami, Florida 33131-1714
Telephone: (305) 374−5600
Fax: (305) 374-5095

_______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post−effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.001 per share	50,000,000 shares	$0.76	$38,000,000.	$2,709.40

Total				$2,709.40

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee.

_______________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 8, 2010

PROSPECTUS

50,000,000
Shares of Common Stock
Offered by

 CARDO MEDICAL, INC.

We may offer, from time to time, in amounts, at prices, and on terms that we will determine at the time of offering, up to 50,000,000 shares of the common stock, par value $0.001 per share, of Cardo Medical, Inc., a Delaware corporation. We will provide the specific terms of these securities in supplements to this prospectus. For information on the general terms of these securities, see "Description of Common Stock." You should read this prospectus and the applicable supplements carefully before you invest.

Our common stock trades on the Over−the−Counter Bulletin Board under the symbol "CDOM.OB." Our principal executive offices are located at 9701 Wilshire Blvd., Suite 1100, Beverly Hills, California 90212, and our telephone number at that address is (310) 274−2036.

We may offer these securities directly to investors, through agents, underwriters, or dealers. See "Plan of Distribution." Each prospectus supplement will provide the terms of the plan of distribution relating to each such series of securities.

An investment in shares of our common stock involves risks. See the "Risk Factors" section beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated ______, 2010.

SUMMARY

This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration, or continuous offering process. Under this shelf registration process, we may, from time to time, over approximately the next two years, issue and sell up to 50,000,000 shares of our common stock in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

Unless we indicate otherwise, the terms "Cardo Medical, Inc.," "we," "our," "us," and similar terms used in this prospectus refers to Cardo Medical, Inc. and its consolidated subsidiaries as a combined entity. Information contained on our website is not a part of this prospectus or any prospectus supplement issued subsequently.

Cardo Medical, Inc. ("Cardo" or the "Company"), a Delaware corporation, is an orthopedic medical device company specializing in designing, developing and marketing high performance reconstructive joint devices and spinal surgical devices. Reconstructive joint devices are used to replace knee, hip and other joints that have deteriorated through disease or injury. Spinal surgical devices involve products to stabilize the spine for fusion and reconstructive procedures. Within these areas, Cardo intends to focus on the higher-growth sectors of the orthopedic industry, such as advanced minimally invasive instrumentation and bone-conserving high performance implants. Cardo is focused on developing surgical devices that will enable surgeons to bridge the gap between soft tissue-driven sports medicine techniques and classical reconstructive surgical procedures. Cardo commercializes its reconstructive joint devices through its Cardo Orthopedics division and its spine devices through its Cardo Spine division.

RISK FACTORS

This registration statement includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including, in particular, certain statements about our plans, strategies, and prospects. Although we believe that the plans, intentions, and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions, or expectations will be achieved. Important factors that could cause our actual results to differ materially from our forward-looking statements include those set forth in this Risk Factors section.

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors described below together with the other information contained in this prospectus before making a decision to purchase our securities. If any of the risks described below occur, or if other risks not identified below occur, our business, business prospects, cash flow, financial condition, stock price, and results of operations could be materially adversely affected. Under these circumstances, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our financial condition and operations.

Risks Related to Our Business, Industry and Regulatory Matters

We expect to incur significant losses, either directly or indirectly through the companies in which we develop our products, for at least the next several years, and we cannot assure you that we will ever be profitable.

We expect to incur significant losses over the next several years, either directly or indirectly through the companies in which we develop our products, as we expand our research and development activities, apply for regulatory approvals, develop additional technology and expand our operations. We cannot assure you that we will be successful in selling or licensing any of the products we might develop or predict the terms we may be able to obtain in any sales or licensing transaction.

We have a limited number of products currently available for sale and there is a high risk that our research and development efforts might not successfully generate any viable product candidates in the future.

We currently have nine products available for sale, all of which are in the early stages of distribution. Other than those nine products, we are in the preliminary stages of product identification and development, and have identified only a few potential additional products. We have not yet conducted preclinical studies or clinical testing on these potential additional products. It is statistically unlikely that the few products that we have identified as potential candidates will actually lead to successful development efforts, and we do not expect any additional products resulting from our research to be commercially available for several years, if at all. Our leads for potential products will be subject to the risks and failures inherent in developing medical devices and products, including, but not limited to, the unanticipated problems relating to research and development, product testing, confirming intellectual property rights and non-infringement, regulatory compliance, manufacturing, marketing and competition. Additional expenses may exceed current estimates and, therefore, adversely affect our profitability.

We will need to raise additional funds in the future to fund our operations and research, and these funds may not be available on acceptable terms, if at all.

We anticipate spending significant amounts of cash on expanding our research and development, sales and marketing efforts, and product commercialization. We expect our current cash will be sufficient to provide working capital requirements for the next eight months. However, actual capital requirements may change as a result of various factors, including:

  the success of our research and development efforts, and any changes in the breadth of our research and development programs;

  results from preclinical studies and clinical trials conducted by us or our collaborative partners or licensees, if any;

  the number and timing of acquisitions and other strategic transactions;

  our ability to maintain and establish corporate relationships and research collaborations;

  our ability to manage growth and costs associated with this growth, and the costs associated with increased capital expenditures;

  the time and costs involved in filing, prosecuting, defending and enforcing patent and intellectual property claims;

  the cost and timing of obtaining and maintaining regulatory approval or clearance for our products and products in development;

  the expenses we incur in manufacturing and selling our products;

  the revenues generated by sales of our products;

  expenses that may be incurred in pursuing or defending any potential litigation; and

  the costs associated with our employee retention programs and related benefits.

Our primary goal as it relates to liquidity and capital resources is to attain the appropriate level of debt and equity and the resultant cash to implement our business plan. We may need to raise additional funds, which may not be available to us on favorable terms, if at all. If we raise capital by issuing equity or debt securities, our existing stockholders may experience dilution and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. Further, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish rights to our existing or potential products or proprietary technologies, or to grant licenses on terms that are not favorable to us. If we are unable to raise needed capital on terms acceptable to us, we may not be able to develop new products, enhance our existing products, execute our business plan, take advantage of future opportunities, respond to competitive pressures or unanticipated customer requirements or continue to operate our business. Any of these events could have a material adverse effect on our business, financial condition and results of operations.

Cost containment measures, pressure from our competitors and availability of medical reimbursement may impact our ability to sell our products at prices necessary to expand our operations and reach profitability.

Healthcare costs have risen significantly over the past decade and numerous initiatives and reforms initiated by legislators, regulators and third-party payors to curb these costs have resulted in a consolidation trend in the healthcare industry, including hospitals. This has resulted in greater pricing and other competitive pressures and the exclusion of certain suppliers from important market segments as group purchasing organizations, independent delivery networks and large single accounts continue to consolidate purchasing decisions for some hospital customers. We expect that market demand, government regulation, third-party reimbursement policies and societal pressures will continue to change the national and worldwide healthcare industry, resulting in further business consolidations and alliances among customers and competitors. This consolidation may reduce competition, exert downward pressure on the prices of our products and adversely impact our business, financial condition or results of operations.

Further, third-party payors in the United States and abroad continue to work to contain healthcare costs. The introduction of cost containment incentives, along with closer scrutiny of healthcare expenditures by both private health insurers and employers, has resulted in increased discounts and contractual adjustments to hospital charges for services performed and has shifted services between inpatient and outpatient settings. Hospitals or physicians may respond to these cost-containment pressures by substituting lower-cost products or other therapies for our products, the occurrence of which may adversely impact our business, financial condition and results of operation.

The market for orthopedic, knee and hip surgery devices is large and growing at a significant rate. Numerous new companies and technologies, as well as more established companies, have entered this market. New entrants to our markets include numerous niche companies with a singular product focus, as well as companies owned partially by surgeons, who may have greater access than we do to the surgeons who may use our products. As a result of this intensified competition, we believe there will be increasing pressure to reduce pricing of our medical devices. If we are unable to price our products appropriately due to these competitive pressures or for other reasons, our profit margins will shrink and our ability to invest in and grow our business and achieve profitability will decrease.

Sales of our products will depend on the availability of adequate reimbursement from third-party payors (such as governmental programs, for example, Medicare and Medicaid, private insurance plans and managed care programs), both in terms of the sales volumes and prices of our products.

Healthcare providers, such as hospitals that purchase medical devices for treating their patients, generally rely on third-party payors to reimburse all or part of the costs and fees associated with the procedures performed with these devices. These third- party payors may deny reimbursement if they feel that a device is not the most cost-effective treatment available, or was used for an unapproved indication. As such, surgeons are unlikely to use our products if they do not receive reimbursement adequate to cover the cost of their involvement in the surgical procedures. The failure of surgeons to use our products, or the diminished use by surgeons, may have a material adverse impact on our business, financial condition and results of operations.

We also believe that future reimbursement from third-party payors may be subject to increased restrictions both in the U.S. and international markets. If we sell our products internationally, market acceptance may depend, in part, upon the availability of reimbursement within the prevailing healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country, and include both government sponsored healthcare and private insurance.

Future legislation, regulation or reimbursement policies of third-party payors may adversely affect the demand for our existing products or our products currently under development and limit our ability to sell our products on a profitable basis. Also, third-party payors are increasingly challenging the prices charged for medical products and services. Particularly in the United States, third-party payors carefully review, and increasingly challenge, the prices charged for procedures and medical products. Also, greater numbers of insured individuals are receiving (and will continue to receive over the next decade) their medical care through managed care programs, which monitor and often require pre-approval of the services that a member will receive. Many managed care programs are paying their providers on a capitated basis, which puts the providers at financial risk for the services provided to their patients by paying them a predetermined payment per member per month. Challenges by third-party payors to the prices charged for medical products and services, coupled with the increasing popularity of managed care programs, may result in hospitals and physicians seeking lower-cost alternatives to our products, the occurrence of which could materially adversely affect our business, financial condition and results of operations.

Legislative or administrative reforms to the United States or international reimbursement systems in a manner that significantly reduces reimbursement for procedures using our medical devices or denies coverage for those procedures could have a material adverse effect on our business, financial condition or results of operations.

We believe that the overall escalating cost of medical products and services has led to, and will continue to lead to, increased pressures on the healthcare industry to reduce the costs of products and services. We cannot assure you that third-party reimbursement and coverage will be available or adequate, or that future legislation, regulation, or reimbursement policies of third-party payors will not adversely affect the demand for our products or our ability to sell these products on a profitable basis. We also cannot assure you that our products will be considered cost-effective by third-party payors, that reimbursement will be available or, if available, that the third-party payors' reimbursement policies will not adversely affect our ability to sell our products profitably.

We must convince orthopedic and spine surgeons that our products are an attractive alternative to existing surgical treatments of orthopedic and spine disorders.

To be commercially successful, we believe that we will need surgeons to adopt our products as their preferred treatment option for their patients. Surgeons may be slow to adopt our products for the following reasons, among others:

  lack of clinical evidence;

  the time that must be dedicated for training;

  lack of experience with our products;

  perceived risks generally associated with the use of new products and procedures;

  perceived risks associated with purchasing products from an early-stage medical device company;

  costs associated with the purchase of new products and equipment; and

  limited availability of reimbursement within healthcare payment systems.

We also believe that recommendations and support of our products by influential surgeons are essential for market acceptance and adoption. If we do not receive support from these surgeons, surgeons and hospitals may not use our products. As a result, we may not achieve expected revenues and may never become profitable.

Our business plan relies on certain assumptions about the market for our products, which, if incorrect, may adversely affect our business and profitability.

We believe that the aging of the general population and increasingly active lifestyles will continue and that these trends will increase the need for our medical products. However, the projected demand for our products could differ materially from actual demand if our assumptions regarding these trends and acceptance of our products by the medical community prove to be incorrect or do not materialize, or if non-surgical treatments gain more widespread acceptance as a viable alternative to our devices.

We expect to face significant competition as a result of the rapid technological changes in the medical devices industry, which could have an adverse effect on our business, financial condition or results of operations.

The medical device market is highly competitive, subject to rapid change, and significantly affected by new product introductions and other market activities of industry participants. We expect to encounter intense competition across our product lines and in each market in which our products are sold from various medical device companies, many of which are likely to have greater financial and marketing resources than us. Primary competitors are Zimmer, J&J/DePuy Orthopedics, Stryker and Biomet in the hips and knees market, and Medtronic/Sofamor Danek, J&J/DePuy Spine and Synthes in the spine market. In addition, we will face competition from a wide range of companies that sell a single or a limited number of competitive products or which participate only in a specific market segment, as well as from non-medical device companies, including pharmaceutical companies, which may offer alternative therapies for disease states intended to be treated using our products.

Additionally, the medical device market is characterized by extensive research and development, and rapid technological change. Developments by other companies of new or improved products, processes or technologies may make our products or proposed products obsolete or less competitive and may negatively impact our revenues. We will be required to devote continued efforts and financial resources to develop or acquire scientifically advanced technologies and products, apply our technologies cost-effectively across product lines and markets, attract and retain skilled development personnel, obtain patent and other protection for our technologies and products, obtain required regulatory and reimbursement approvals and successfully manufacture and market our products consistent with our quality standards. If we fail to develop new products or enhance existing products, it could have a material adverse effect on our business, financial condition or results of operations.

Many of our larger competitors are either publicly traded or divisions or subsidiaries of publicly traded companies, and enjoy several competitive advantages over us, including:

  larger and more well-established distribution networks;

  established relationships with a greater number of surgeons, hospitals, other healthcare providers and third-party payors;

  products supported by long-term clinical data;

  greater experience in obtaining and maintaining regulatory approvals or clearances for products and product enhancements;

  greater name recognition;

  greater access to manufacturers, vendors and raw materials for manufacturing medical devices;

  more expansive portfolios of intellectual property rights; and

  greater financial and other resources for product research and development, sales and marketing, intellectual property protection and litigation.

Hospitals, surgeons, distributors and agents may have existing relationships with other medical device companies that make it difficult for us to establish new relationships with them. As a result, we may not be able to sell and market our products effectively.

We believe that to sell and market our products effectively, we must establish relationships with key surgeons and hospitals in the field of orthopedic knee, hip and spinal surgery. Many of these key surgeons and hospitals already have long-standing relationships with large, better-known companies that dominate the medical devices industry through collaborative research programs and other relationships. Because of these existing relationships, some of which may be contractually enforced, surgeons and hospitals may be reluctant to adopt our products, particularly if our products compete with or have the potential to compete with products supported through their own collaborative research programs or by these existing relationships. Even if these surgeons and hospitals purchase our products, they may be unwilling to enter into collaborative relationships with us to promote joint marketing programs or to provide us with clinical and financial data.

We work primarily with a network of independent orthopedic product agents and distributors that generate sales leads for us, in addition to working with our own internal direct sales force. If these product agents and distributors believe that their relationship with us is less beneficial than other relationships they may have with more established or well-known medical device companies, they may be unwilling to continue their relationships with us, making it more difficult for us to sell and market our products effectively.

Our manufacturers may be unsuccessful in manufacturing products at the levels required to meet future market demand.

We are seeking to rapidly grow sales of our products, and, if we are successful, our growth may strain the ability of our manufacturers to manufacture an increasingly large supply of our products. Manufacturers regularly experience difficulties in scaling up production and our manufacturers may face difficulties in increasing their production levels.

Our manufacturers may not be able to manufacture our products with consistent and satisfactory quality or in sufficient quantities to meet demand, which could hurt our reputation, cause our customers to cancel orders or refrain from placing new orders for our products and reduce or slow growth of sales of our products. The increased production volume also could make it harder for us to maintain control over expenses, manage our relationships with our manufacturers, maintain good relations with our employees or otherwise manage our business.

We rely on single source manufacturers, which could impair our ability to meet demand for delivering our products in a timely manner or within our budget.

We rely on third-party manufacturers to manufacture our products. It is critical to our business that our contract manufacturers be able to provide us with products in substantial quantities, in accordance with agreed upon specifications, in compliance with regulatory requirements, at acceptable cost and on a timely basis. Our anticipated growth could strain the ability of manufacturers to deliver an increasingly large supply of products. If we are unable to obtain sufficient quantities of high quality products to meet customer demand on a timely and cost-effective basis, we could lose customers, our reputation could be harmed and our business could suffer.

We currently use up to seven manufacturers for each of our devices. Our dependence on these few manufacturers involves several risks, including limited control over pricing, availability, quality and delivery schedules. If any one or more of our manufacturers cease to provide us with sufficient quantities of our products in a timely manner or on terms acceptable to us, or cease to manufacture products of acceptable quality, we would have to seek alternative sources of manufacturing. We could experience delays while we locate and engage alternative qualified manufacturers, and we might be unable to engage alternative manufacturers on favorable terms, if at all. Any disruption or increased expenses relating to our supply source could harm our sales and marketing efforts and adversely affect our ability to generate revenue.

Our growth will depend on developing new products or product enhancements, requiring significant research and development, clinical trials and regulatory approvals, all of which are expensive and time-consuming and may not result in a commercially viable product.

We believe that it is important for us to continue to build a more complete product offering and to enhance the products we currently offer. Our success in this regard will depend in part on our ability to develop and introduce new products and product enhancements to keep pace with the rapidly changing medical device market. We cannot assure you that we will be able to successfully develop, obtain regulatory approval for or market new products or product enhancements, or that any of our future products or enhancements will be accepted by the surgeons who use our products or the payors who financially support many of the procedures performed with our products.

Factors affecting the success of any new product offering or enhancement to an existing product include our ability to:

  properly identify and anticipate surgeon and patient needs;

  fund the development of and introduce new products or product enhancements in a timely manner;

  avoid infringing upon the intellectual property rights of third parties;

  obtain the necessary regulatory clearances or approvals for new products or product enhancements;

  demonstrate, if required, the safety and efficacy of new products with data from preclinical studies and clinical trials;

  provide adequate training to potential users of our products;

  receive adequate reimbursement; and

  develop an effective and dedicated marketing and distribution network.

If we do not develop new products or product enhancements in time to meet market demand or if there is insufficient demand for these products or enhancements, our results of operations may suffer.

If we choose to grow our business by acquiring new and complementary businesses, products or technologies, we may be unable to complete these acquisitions or successfully integrate them in a cost-effective and non-disruptive manner.

We believe that our success depends in part on our ability to continually enhance and broaden our product offering in response to changing customer demands, competitive pressures and technologies and our ability to increase our market share. To achieve this growth, we have completed certain acquisitions, and intend to pursue other acquisitions of complementary businesses, products or technologies, in some cases instead of developing them ourselves. We may be unable to successfully complete any further acquisitions, or we may not be able to successfully integrate any acquired business, product or technology into our business or retain any key personnel, manufacturers or distributors. The success of any acquisition, investment or alliance undertaken will depend on a number of factors, including:

  our ability to identify suitable opportunities;

  our ability to finance any acquisition, investment or alliance;

  whether we are able to establish an acquisition, investment or alliance on terms that are satisfactory to us, if at all;

  the strength of the other companies' underlying technology and ability to execute;

  intellectual property and litigation related to these technologies or businesses; and

  our ability to successfully integrate the acquired company or business with our existing business, including the ability to adequately fund acquired in-process research and development projects.

These efforts could be expensive and time-consuming, disrupt our ongoing business and distract management. If we are unable to integrate any acquired businesses, products or technologies effectively, our business, financial condition and results of operations will be materially adversely affected. For example, an acquisition could materially impair our operating results by causing us to incur debt or requiring us to amortize significant amounts of expenses, including non-cash acquisition costs, and acquired assets.

We rely on our independent sales distributors and sales representatives to market and sell our products.

We depend upon independent sales distributors and sales representatives to market and sell our products, in particular due to their sales and service expertise and relationships with customers in the marketplace. Independent distributors and sales representatives may terminate their relationships with us or devote insufficient sales efforts to our products for any number of reasons. We do not control our independent distributors and they may not be successful in implementing our marketing plans. If we fail to maintain our existing relationships with our independent distributors and sales representatives, our operations would suffer. Similarly, our failure to recruit and retain additional skilled, independent sales distributors and sales representatives could have an adverse effect on our operations. We may experience turnover with some of our independent sales distributors, which could adversely affect our short-term financial results while we transition to new distributors. Our failure to manage these transitions effectively could negatively impact our operations and profitability.

We are dependent on the services of Andrew A. Brooks, M.D. and Michael Kvitnitsky, and the loss of either of them could harm our business.

Our success depends in part upon the continued service of Andrew A. Brooks, M.D., who serves as our Chairman of the Board and Chief Executive Officer, and Michael Kvitnitsky, who serves as our President and Chief Operating Officer. Dr. Brooks and Mr. Kvitnitsky are critical to the overall management of our Company as well as to the development of our technology, our culture and our strategic direction. The loss of either Dr. Brooks or Mr. Kvitnitsky could have a material adverse effect on our business, results of operations and financial condition. We have not obtained and do not expect to obtain any key-person life insurance policies on Dr. Brooks or Mr. Kvitnitsky.

Failure to attract and retain skilled personnel and cultivate key academic collaborations will delay product development programs and business development efforts.

Our success will depend on our ability to continuously attract and retain highly qualified management and scientific personnel and on our ability to develop relationships with academic collaborators. The competition for qualified personnel and collaborators is intense. We cannot assure you that we will be able to attract or retain personnel or cultivate academic collaborations. In addition, our collaborators may have arrangements with other companies to assist those companies in developing products that compete with ours. Our inability to hire or retain qualified personnel or cultivate academic collaborations would harm our business.

If we fail to properly manage our anticipated growth, our business could suffer.

We have experienced growth in, and will continue to pursue rapid growth in, the number of surgeons using our products, the types of products we offer and the number of states in which our products are sold. This growth has placed and may continue to place significant demands on our managerial, operational and financial resources and systems. We are currently focused on increasing the size and effectiveness of our sales force and distribution network, marketing activities, research and development efforts, inventory management systems, management team, accounting systems and corporate infrastructure. If we do not manage our growth effectively, the quality of our products, our relationships with surgeons, distributors and hospitals, and our reputation could suffer.

We must attract and retain qualified personnel and third-party distributors and manage and train them effectively. Personnel qualified in the design, development, production and marketing of our products are difficult to find and hire, and enhancements of information technology systems to support our growth are difficult to implement. In addition, we will need to carefully monitor and manage our surgeon services, and the quality assurance and efficiency of our manufacturers and distributors. This managing, training and monitoring will require allocation of valuable management resources and significant expense.

If we decide to market and sell our devices and products internationally, we would be subject to various risks relating to our international activities, which could negatively impact our business and financial results.

We currently do not market or sell our products outside of the United States. However, we may actively pursue one or more international markets within the next few years, at which point we would be exposed to risks separate and distinct from those we face in our U.S. operations. Any international business we may engage in may be adversely affected by changing economic conditions in foreign countries, as well as U.S. laws that may affect the international business operations of a U.S. company such as ours. In addition, increases or decreases in the value of the U.S. dollar relative to foreign currencies could affect our results of operations since international sales most likely would be denominated in the functional currency of the country in which the product is sold.

Certain additional or different risks inherent in engaging in international business include the following:

  compliance with existing and changing foreign regulatory laws and requirements;

  export restrictions and controls and other government regulation relating to technology or medical devices;

  foreign laws and business practices favoring local companies;

  pricing pressures that we may experience internationally;

  the availability and level of reimbursement within prevailing foreign healthcare payment systems or insurance providers;

  shipping delays due to cross-border sales;

  longer payment cycles;

  difficulties and costs of establishing, staffing and managing foreign operations;

  potentially adverse tax consequences, tariffs and other trade barriers;

  difficulties in enforcing intellectual property rights;

  difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

  political and economic instability; and

  international terrorism and anti-American sentiment.

Our exposure to each of these risks may increase our costs, impair our ability to market and sell our products and require significant management attention, resulting in harm to our business and financial results.

We are subject to substantial governmental regulation that could change and thus force us to make modifications to how we develop, manufacture and price our products.

The medical device industry is regulated extensively by governmental authorities, principally the Food and Drug Administration, or the FDA, and corresponding state and foreign regulatory agencies. The FDA and other federal, state and foreign governmental agencies regulate, among other things, the development, manufacturing, clinical trials, marketing clearance and approval, promotion and sale of medical devices.

In particular, the FDA permits commercial distribution of a new medical device only after the device has received clearance under Section 510(k), or is the subject of an approved premarket approval application, or PMA. The FDA will approve marketing a medical device through the Section 510(k) process if it is demonstrated that the new product is substantially equivalent to other Section 510(k)-cleared products. The PMA process is more costly, lengthy and uncertain than the Section 510(k) clearance process. A PMA application must be supported by extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA's satisfaction the safety and efficacy of the device for its intended use. To date, all of our products, unless exempt, have been cleared through the Section 510(k) process. We have no experience in obtaining premarket approval.

Compliance with complex regulations is, and will continue to be, time-consuming, burdensome and expensive. Failure to comply with these regulations could jeopardize our ability to manufacture and sell our products and result in enforcement actions such as warning letters, fines, injunctions, civil penalties, termination of distribution, seizures of products, total or partial suspension of production, refusal of the FDA or other regulatory agencies to grant future clearances or approvals, or withdrawals or suspensions of current clearances or approvals. These enforcement actions could result in higher than anticipated costs or lower than anticipated revenue and have a material adverse effect on our business, financial condition and results of operations. In the most egregious cases, we could face criminal sanctions, closure of the manufacturing facilities in which our products are manufactured, and prohibitions on the sales of our products.

Foreign governmental authorities that regulate the manufacture and sale of medical devices have become increasingly vigilant, and if we engage in sales of our products in foreign countries, these sales would be subject to rigorous foreign regulations. In these circumstances, we would rely heavily on our foreign independent sales agencies to comply with the varying regulations, and any failures on their part could result in restrictions on the sale of our products in foreign countries. We currently do not sell any of our products internationally.

Federal regulatory reforms may adversely affect our ability to sell our products profitably.

Legislation may be drafted from time to time and introduced in Congress that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of a medical device in the United States. In addition, FDA regulations and guidance often are revised or reinterpreted by the agency in ways that may significantly affect our business and our ability to commercialize our products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of these changes, if any, may be. For example, on September 27, 2007, Congress enacted, and the President signed into law, the Food and Drug Administration Amendments Act of 2007. This new legislation grants significant new powers to the FDA and imposes new obligations and requirements on both the FDA and FDA-regulated industries, including the medical device industry. In particular, this law requires, among other things, that the FDA propose, and ultimately implement, regulations that will require manufacturers to label medical devices with unique identifiers unless a waiver is received from the FDA. In addition, it reauthorizes the FDA to collect medical device user fees and amends the existing user fee program by, among other things, reducing device application fees and imposing new fees, including a new annual establishment registration fee. Also, this law authorizes the FDA to establish a unique medical device identification system and expands the federal government's clinical trial registry and results databank to include, among other things, information on medical device clinical trials. While these requirements undoubtedly will have a significant effect on the medical device industry, we cannot yet predict the full extent of that effect on our Company. As regulations, guidance and interpretations are issued by the FDA relating to the new legislation, its impact on the industry, as well as our business, will become clearer. Compliance with those regulations could require us to take additional steps, and incur additional costs, in manufacturing and labeling products.

We have not yet collected long-term clinical data to support the safety of our products, and our products may, therefore, prove to be less safe and effective than initially thought.

We obtained clearance to offer all of our products that require FDA clearance or approval through the Section 510(k) clearance process, which is less rigorous than the PMA process and requires less supporting clinical data. As a result of using this expedited process, we currently lack the breadth of published long-term clinical data supporting the safety of our products and the benefits they offer that might have been generated using the PMA process. Because of the lack of this in-depth data, surgeons may be slow to adopt our products, we may not have comparative data that our competitors have or are generating, and we may be subject to greater regulatory and product liability risks. Further, future patient studies or clinical experience may indicate that treatment with our products does not improve outcomes. These results would reduce demand for our products, thereby preventing us from becoming profitable. If future results and experience indicate that our products cause unexpected or serious complications or other unforeseen negative effects, we could be subject to significant legal liability and harm to our business reputation. The medical device market has been particularly prone to costly product liability litigation. The time and costs of any product liability litigation we may face may materially adversely affect our business, financial condition or results of operations, even if we are ultimately victorious in any such litigation.

The FDA requires us to obtain new Section 510(k) clearances or premarket approvals for modifications to our approved products. Otherwise, we may have to cease marketing, or to recall, the modified products until clearances are obtained.

Any modification to a Section 510(k)-cleared device that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, requires a new Section 510(k) clearance or, possibly, premarket approval. Under FDA regulations, every manufacturer must make this determination in the first instance, but the FDA may review any manufacturer's decision. The FDA may not agree with any of our decisions regarding whether new clearances or approvals are necessary. If the FDA requires us to seek Section 510(k) clearance or premarket approval for any modification to a previously cleared product, we may be required to cease marketing, or to recall, the modified product until we obtain clearance or approval. This may expose us to significant regulatory fines or penalties.

In addition, our products could be subject to recall if the FDA determines, for any reason, that our products are not safe or effective. Any recall or FDA requirement that we seek additional approvals or clearances could result in delays, fines, costs associated with modifying a product, loss of revenue, harm to our reputation and loss of customers and potential operating restrictions imposed by the FDA. Any product liability claim or recall would divert managerial and financial resources and could harm our reputation with customers. We cannot assure you that we will not have product liability claims or recalls in the future, or that these claims or recalls would not have a material adverse effect on our business.

If we or our third-party manufacturers fail to comply with the FDA's Quality System Regulations, the manufacture of our products could be interrupted and our product sales and operating results could suffer.

We and some of our third-party manufacturers are required to comply with the FDA's Quality System Regulation, or QSR, which covers the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. In addition, we and our manufacturers will be subject to the regulations of foreign jurisdictions regarding the manufacturing process if we market our products overseas.

The FDA enforces the QSR through periodic and unannounced inspections of manufacturing facilities. If our facilities or those of our manufacturers fail to take satisfactory corrective action in response to an adverse QSR inspection, the FDA could take enforcement action, including any of the following sanctions:

  customer notifications or repair, replacement, refunds, recall, detention or seizure of our products;

  operating restrictions or partial suspension or total shutdown of production;

  untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

  refusing or delaying requests for Section 510(k) clearance or PMA approvals of new products or modified products;

  withdrawing Section 510(k) clearances or PMA approvals;

  refusal to grant export approval for our products; or

  criminal prosecution.

If we sell our products in the European Community, we will be required to maintain certain ISO certifications and must undergo periodic inspections by notified bodies to obtain and maintain these certifications. We cannot assure you that we or our manufacturers will be able to obtain or maintain all required registrations and certifications.

Any of these factors could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers' demands. We also may be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.

We are subject to various complex laws and regulations. Compliance with these laws and regulations is costly and time- consuming, and failure to comply with them can have adverse consequences on our business.

U.S. federal government entities, such as the Occupational Safety and Health Administration, the Environmental Protection Agency, the Internal Revenue Service, the Centers for Medicare and Medicaid Services and the U.S. Department of Veteran's Affairs, as well as the FDA and regulatory authorities in other states, have each been empowered to administer certain laws and regulations applicable to us. Many of the laws and regulations are complex, and compliance will require substantial time and effort by our officers, directors and employees and extensive consultations with our advisors. Because of this complexity, we cannot assure you that our efforts will be sufficient to ensure compliance with all of these laws and regulations at any given time.

We are subject to audit, investigation and litigation by each of these entities to ensure compliance, each of which also can be time-consuming, costly, divert the attention of senior management and have a significant effect on our business, even if we are found to have been in compliance or the extent of our non-compliance is deemed immaterial. If we are found to not be in compliance with any of these laws and regulations, we and, in some cases, our officers and directors may be subject to fines, penalties, criminal sanctions and other liability, any of which could have a material adverse effect on our business.

Risks Related to Our Financial Results

We are an orthopedic medical device company with a limited operating history and our business may not become profitable.

We are an orthopedic medical device company with a limited operating history. We began commercial sales in 2007. We currently have the following nine products with Section 510(k) marketing clearance from the FDA: (1) Cardo Align 360 Posterior-Stabilized Total Knee System; (2) Cardo Align 360 Cruciate Retaining Knee System; (3) Cardo Align 360 Unicompartmental Knee (used in partial knee replacement procedures); (4) Cardo Align 360 Patello-Femoral Replacement (used in partial knee replacement procedures); (5) Cardo Total Hip System (used in total hip replacement procedures); (6) Cardo Bipolar Hip System (two-piece product used in femoral head replacement procedures); (7) Cardo Monopolar Hip System (one-piece product used in femoral head replacement procedures); (8) Cardo Cervical Plate (used in neck fusion procedures); and (9) Cardo Pedicle Screw System (used in lumbar spine fusion procedures).

The success of our business will depend, in part, on our ability to develop and obtain regulatory clearances or approvals for enhancements to our products or for planned products, which we may be unable to do in a timely manner, or at all. Our success and ability to generate revenue or be profitable also depends on our ability to establish our sales and marketing force, generate product sales and control costs, all of which we may be unable to do. In addition, we may not be successful in our research and development efforts to develop enhancements of these products or to develop new products.

We have a limited history of operations upon which you can evaluate our business, and our operating expenses are increasing. We have yet to demonstrate that we can generate ongoing sufficient sales of our products to become profitable. The extent of our future operating losses and the timing of profitability, if at all, are difficult to predict. Our lack of any significant operating history also limits your ability to make a comparative evaluation of us, our products and our prospects. Even if we do achieve profitability as planned, we may not be able to sustain or increase profitability on an ongoing basis.

Our quarterly financial results are likely to fluctuate significantly because our sales prospects are uncertain.

Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period, particularly because our sales prospects are uncertain. These fluctuations also may affect our annual operating results and may cause those results to fluctuate unexpectedly from year to year. The level of our revenues and results of operations at any given time will be based primarily on the following factors:

  our ability to increase sales of our products;

  our ability to develop, manufacture and market new products;

  results of clinical research and trials on our current or planned products;

  our ability to obtain regulatory approvals;

  legislative and reimbursement policy changes affecting the products we may offer or those of our competitors;

  the variability of the profit margins among the products we sell;

  our ability to expand and maintain an effective and dedicated sales force;

  pricing pressure from competitors applicable to our products;

  adverse third-party reimbursement outcomes;

  timing of new product launches, acquisitions, licenses or other significant events by us or our competitors;

  the ability of our manufacturers to timely provide us with an adequate supply of products and meet our quality requirements; and

  interruption in the manufacturing or distribution of our products.

For all the foregoing reasons, it will be difficult for us to forecast demand for our products with any degree of certainty. In addition, we will be increasing our operating expenses as we build our commercial capabilities. Accordingly, we may experience significant, unanticipated quarterly losses. Because of these factors, our operating results in one or more future quarters may fail to meet the expectations of securities analysts or investors and may adversely impact the trading price of our common stock.

Risks Related to Our Intellectual Property and Potential Litigation

If we cannot adequately protect our patents and other intellectual property rights, we may lose market share to our competitors and be unable to operate our business profitably.

Our success depends on our ability to protect our proprietary rights to the technologies used in our products. We rely significantly on patent protection, as well as a combination of trade secrets, know-how, continuing technological innovations, strategic alliances and licensing opportunities to develop, maintain and strengthen our competitive position. We also expect to pursue a policy of generally obtaining patent protection in both the United States and abroad for patentable subject matter in our proprietary devices and attempt to review third-party patents and patent applications to the extent they become known to develop an effective patent strategy, avoid infringing third-party patents, identify licensing opportunities and monitor the patent claims of others.

We have a number of U.S. and foreign patent applications pending in spine, hip and knee reconstructive surgery. Although we have filed these patent applications, we cannot assure you that any patents may issue or that, if they issue, these patents will adequately protect our rights or permit us to gain or keep any competitive advantage.

The U.S. Patent and Trademark Office, or USPTO, may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We also could incur substantial costs in proceedings before the USPTO. These proceedings could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in any patents that may issue. Any U.S. and foreign patents that may be issued in the future could subsequently be successfully challenged by others and invalidated or rendered unenforceable, which could limit our ability to stop competitors from marketing and selling related products.

Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products that provide outcomes that are comparable to our products. Although we have entered into confidentiality agreements and intellectual property assignment agreements with certain of our employees, consultants and advisors as one of the ways we seek to protect our intellectual property and other proprietary technology, these agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States, if at all. Since most of our pending patent applications are for the United States only, we lack a corresponding scope of patent protection in other countries. Thus, we may not be able to stop a competitor from marketing products in other countries that are similar to some of our products.

Changes to intellectual property laws may negatively impact our ability to protect our intellectual property.

There are numerous proposed changes to the patent laws and rules of the USPTO, which, if enacted, may have a significant impact on our ability to protect our technology and enforce our intellectual property rights.

Congress is considering several significant changes to the U.S. patent laws, including changing from a "first to invent" to a "first inventor to file" system, requiring that patent lawsuits be brought in the forum of the defendant, requiring the apportionment of patent damages, and creating a post-grant opposition process to challenge patents after they have issued.

In the event there are changes to intellectual property laws that negatively impact our ability to protect our intellectual property, those changes could negatively affect our stock price and adversely affect our results of operations, cash flows and financial condition.

The medical device industry is characterized by patent and other intellectual property litigation, and we could become subject to litigation that could be costly, result in diverting management's time and efforts, require us to pay damages, and/or prevent us from marketing our existing or future products.

The medical device market in which we primarily participate is in large part technology-driven. Physician customers move quickly to new products and new technologies. As a result, intellectual property rights, particularly patents and trade secrets, play a significant role in product development and differentiation. However, intellectual property litigation to defend or create market advantage is inherently complex, unpredictable, time-consuming and costly. Furthermore, appellate courts frequently overturn lower court patent decisions.

In addition, competing parties frequently file multiple suits to leverage patent portfolios across product lines, technologies and geographies and to balance risk and exposure between the parties. In some cases, several competitors are parties in the same proceeding, or in a series of related proceedings, or litigate multiple features of a single class of medical devices. These forces frequently drive settlement not only of individual cases, but also of a series of pending and potentially related and unrelated cases. In addition, although monetary and injunctive relief is typically sought, remedies and restitution generally are not determined until the conclusion of the proceedings and are frequently modified on appeal. Accordingly, the outcomes of individual cases are difficult to time, predict or quantify and are often dependent upon the outcomes of other cases in other geographies.

Certain product categories, including pedicle screws, have been subject to significant patent litigation in recent years. Since we sell orthopedic and spinal devices, such as pedicle screws, knee replacement devices, and cervical plates, and we recently introduced our Accin pedicle screw system, any related litigation could harm our business.

We also may have to take legal action in the future to protect our patents, trade secrets or know-how or to assert them against claimed infringement by others. Any legal action of that type could be costly and time-consuming, and we cannot assure you that any lawsuit will be successful. In addition, we may not have sufficient resources to enforce our intellectual property rights or to defend our patents against a challenge.

Further, we intend to protect our proprietary technology, in part, through proprietary information and inventions agreements with employees, consultants and other parties. These agreements with some of our employees and consultants generally contain standard provisions requiring those individuals to assign to the employer, without additional consideration, inventions conceived or reduced to practice by them while employed or retained by the employer, subject to customary exceptions. If any of our employees, consultants or others breach these agreements, or if these agreements are found to be unenforceable, competitors may learn of our trade secrets and proprietary information.

For the reasons indicated above, enforcing our intellectual property rights may be costly, difficult and time-consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time-consuming and could divert our management's attention.

Patent infringement lawsuits brought against us could have a material adverse affect on our commercial success, and our ability to develop and sell our products and to operate profitably.

As the number of entrants into our market increases, the possibility of a patent infringement claim against us grows. While we make an effort to ensure that our products do not infringe other parties' patents and proprietary rights, our products and methods may be covered by patents held by our competitors. In addition, our competitors may assert that future products we may market infringe their patents.

A patent infringement suit brought against us or any strategic partners or licensees may force us or any strategic partners or licensees to stop or delay developing, manufacturing or selling potential products that are claimed to infringe a third party's intellectual property, unless that party grants us or any strategic partners or licensees rights to use its intellectual property. In those cases, we may be required to obtain licenses to patents or proprietary rights of others in order to continue to commercialize our products. However, we may not be able to obtain any licenses required under any patents or proprietary rights of third parties on acceptable terms, or at all, and any licenses may require substantial royalties or other payments by us. Even if we, any strategic partners or licensees were able to obtain rights to the third party's intellectual property, these rights may be non-exclusive, thereby giving our competitors access to the same intellectual property. Ultimately, we may be unable to commercialize some of our potential products or may have to cease some of our business operations as a result of patent infringement claims, which could severely harm our business.

We may be subject to damages resulting from claims that we or our employees or consultants have wrongfully used or disclosed alleged trade secrets of their former employers.

Some of our employees and consultants were previously employed or engaged at universities or other medical device companies, including our competitors or potential competitors. We could in the future be subject to claims that these employees and consultants, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail to defend against these claims, a court could order us to pay substantial damages and prohibit us from using technologies or features that are essential to our products and processes, if these technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. In addition, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain potential products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Fluctuations in the cost and availability of insurance could adversely affect our profitability or our risk management profile.

We hold a number of insurance policies, including product liability insurance, errors and omissions insurance, directors' and officers' liability insurance, property insurance, general liability insurance, employee benefits liability and workers' compensation insurance. If the costs of maintaining adequate insurance coverage increases significantly at any time, our operating results could be materially adversely impacted. Likewise, if any of our current insurance coverage should become unavailable to us or become economically impractical, we would be required to operate our business without indemnity from commercial insurance providers.

Potential future product liability claims and other litigation, including contract litigation, may adversely affect our business, reputation and ability to attract and retain customers.

Reconstructive and spine surgery involves a high risk of serious complications, including bleeding, nerve injury, paralysis and even death. As a result, we are exposed to potential product liability claims that are inherent in the testing, manufacture and sale of medical devices for surgery procedures. Many of these medical devices are designed to be implanted in the human body for long periods of time or indefinitely. A number of factors could result in an unsafe condition or injury to, or death of, a patient with respect to these or other products that we manufacture or sell, including component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information. These factors could result in product liability claims, a recall of one or more products or a safety alert relating to one or more products. Product liability claims may be brought by individuals or by groups seeking to represent a class.

In connection with our acquisition of the assets of Accin Corporation ("Accin") in May 2007 (through our ownership of Accelerated Innovation ("Accelerated Innovation"), one of our former subsidiaries) and as a result of the reverse merger we completed in August 2008 (the "Merger"), we assumed the responsibility for any litigation or claims related to Accin's business, including product liability claims relating to products previously sold by Accin. The outcome of litigation, particularly class action lawsuits, is difficult to assess or quantify. Plaintiffs in these lawsuits often seek recovery of very large or indeterminate amounts, including not only actual damages, but also punitive damages. The magnitude of the potential loss relating to these lawsuits may remain unknown for substantial periods of time. In addition, the cost to defend against any future litigation may be significant.

Any product liability claim brought against us, with or without merit, could result in the increase of our insurance rates or the inability to secure coverage in the future. In addition, if our product liability insurance proves to be inadequate to pay a damage award, we may have to pay the excess out of our cash reserves, which may harm our financial condition. If longer-term patient results and experience indicate that our products or any component cause tissue damage, motor impairment or other adverse effects, we could be subject to significant liability. Finally, even a meritless or unsuccessful product liability claim could harm our reputation in the industry, lead to significant legal fees and result in diverting management's attention from managing our business.

Even if any product liability loss is covered by an insurance policy, these policies have substantial retentions or deductibles that provide that insurance proceeds are not recoverable until the losses incurred exceed the amount of those retentions or deductibles. To the extent that any losses are below these retentions or deductibles, we will be responsible for paying these losses. Paying retentions or deductibles for a significant amount of claims could have a material adverse effect on our business, financial condition and results of operations.

Further, it is possible that we may in the future be substantially self-insured with respect to general and product liability claims. As a result of economic factors currently impacting the insurance industry, meaningful product liability insurance coverage also may become unavailable due to its economically prohibitive cost. The absence of significant third-party insurance coverage increases potential exposure to unanticipated claims and adverse decisions. As a result, product liability claims, product recalls and other litigation in the future, regardless of their outcome, could have a material adverse effect on our financial position, results of operations or liquidity.

Any claims relating to our making improper payments to physicians for consulting services, or other potential violations of regulations governing interactions between us and healthcare providers, could be time-consuming and costly.

Our relationship with surgeons, hospitals and the marketers of our products are subject to scrutiny under various state and federal anti-kickback, self-referral, false claims and similar laws, often referred to collectively as healthcare fraud and abuse laws. The federal anti-kickback laws prohibit unlawful inducements for the referral of business reimbursable under federally-funded health care programs, such as remuneration provided to physicians to induce them to use certain medical devices reimbursable by Medicare or Medicaid. Healthcare fraud and abuse laws are complex and subject to evolving interpretations, and even minor, inadvertent violations potentially can give rise to claims that the relevant law has been violated. Certain states in which we market our products have similar anti-kickback, anti-fee splitting and self-referral laws, imposing substantial penalties for violations. Any violations of these laws could result in a material adverse effect on the market price of our common stock, as well as our business, financial condition and results of operations. We cannot assure you that any of the healthcare fraud and abuse laws will not change or be interpreted in the future in a manner which restricts or adversely affects our business activities or relationships with surgeons, hospitals and marketers of our products. In addition, possible sanctions for violating these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare and Medicaid programs and forfeiture of amounts collected in violation of these prohibitions.

Federal anti-kickback laws and regulations prohibit any knowing and willful offer, payment, solicitation or receipt of any form of remuneration by an individual or entity in return for, or to induce:

  the referral of an individual for a service or product for which payment may be made by Medicare, Medicaid or other government-sponsored healthcare program; or

  purchasing, leasing, ordering or arranging for any service or product for which payment may be made by a government-sponsored healthcare program.

We must comply with a variety of other laws, such as laws prohibiting false claims for reimbursement under Medicare and Medicaid, which also can be triggered by violations of federal anti-kickback laws; Healthcare Insurance Portability and Accountability Act of 1996, which protects the privacy of individually identifiable healthcare information; and the Federal Trade Commission Act and similar laws regulating advertisement and consumer protections. In certain cases, federal and state authorities pursue actions for false claims on the basis that manufacturers and distributors are promoting unapproved or off-label uses of their products.

Pursuant to FDA regulations, we can market our products only for cleared or approved uses. Although surgeons are permitted to use medical devices for indications other than those cleared or approved by the FDA based on their medical judgment, we are prohibited from promoting products for those off-label uses. We market our products and provide promotional materials and training programs to surgeons regarding the use of our products. Although we believe our marketing, promotional materials and training programs for surgeons do not constitute promotion of unapproved uses of our products, if it is determined that our marketing, promotional materials or training programs constitute promotion of unapproved uses, we could be subject to significant fines in addition to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure and criminal penalty.

The scope and enforcement of these laws is uncertain and subject to rapid change, especially in light of the lack of applicable precedent and regulations. We cannot assure you that federal or state regulatory authorities will not challenge or investigate our current or future activities under these laws. Any challenge or investigation could have a material adverse effect on our business, financial condition and results of operations. Any state or federal regulatory review of us, regardless of the outcome, would be costly and time-consuming. Additionally, we cannot predict the impact of any changes in these laws, and whether or not they will be retroactive.

Risks Related to Ownership of Our Common Stock

Our common stock may be thinly traded.

There is a very minimal public market for our common stock. We cannot predict how liquid the market for our common stock might become. Our common stock will likely be thinly traded compared to larger more widely known companies.

Trades of our common stock are conducted on the OTC Bulletin Board. We anticipate applying for listing of our common stock on NYSE AMEX LLC. We cannot ensure that we will be able to satisfy the listing standards of the NYSE AMEX LLC or that our common stock will be accepted for listing. Should we fail to satisfy the initial listing standards of the NYSE AMEX LLC, or our common stock is otherwise rejected for listing and remains listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult to obtain accurate stock quotations or needed capital. Also, because major wire services generally do not publish press releases about these companies, it is also more difficult for them to obtain coverage for significant news and events.

In addition, the price at which our common stock may be sold is very unpredictable because there could be very few trades in our common stock. We cannot predict the extent to which an active public market for our common stock will develop or be sustained at any time in the future. If our common stock is thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price.

We expect that the price of our common stock will fluctuate substantially, potentially adversely affecting the ability of investors to sell their shares.

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations in response to the following factors, many of which are generally beyond our control. These factors may include:

  volume and timing of orders for our products;

  the introduction of new products or product enhancements by us or our competitors;

  quarterly variations in our or our competitor's results of operations;

  announcements of technological or medical innovations for treating spine, knee and hip pathologies;

  our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced products on a timely basis;

  changes in governmental regulations or in the status of our regulatory approvals, clearances or applications, including announcements of actions by the FDA or other regulatory agencies;

  changes in the availability of third-party reimbursement in the United States or other countries;

  the acquisition or divestiture of businesses, products, assets or technology;

  disputes, litigation or other developments with respect to intellectual property rights or other potential legal actions;

  sales of large blocks of our common stock, including sales by our executive officers and directors;

  changes in earnings estimates or recommendations by securities analysts; and

  general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the price of our common stock.

At this time, no securities analyst provides research coverage of our common stock. Further, securities analysts may never provide this coverage in the future. Rules mandated by the Sarbanes Oxley Act of 2002 and other restrictions led to a number of fundamental changes in how analysts are reviewed and compensated. In particular, many investment banking firms are required to contract with independent financial analysts for their stock research. It may remain difficult for a company with a small market capitalization such as ours to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our actual and potential market price and trading volume.

The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our Company and then downgrade the stock, the stock price may decline rapidly. If one or more of these analysts cease coverage of our Company, we could lose visibility in the market, which in turn could cause our stock price to decline. This could have a negative effect on the market price of our shares.

Anti-takeover provisions in our charter documents and Delaware law may discourage or prevent a change in control, even if an acquisition would be beneficial to our stockholders, which could adversely affect our stock price and prevent attempts by our stockholders to replace or remove our current management.

Our Certificate of Incorporation and Bylaws contain provisions that could delay or prevent a change in control of our Company or changes in our Board of Directors that our stockholders might consider favorable. Some of these provisions:

  impose limitations on our stockholders to call special stockholder meetings; and

  authorize the issuance of preferred stock which can be created and issued by the Board of Directors without prior stockholder approval, with rights senior to those of the common stock.

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with stockholders owning 15% or more of our outstanding voting stock. These and other provisions in our Certificate of Incorporation, our Bylaws and Delaware law could make it more difficult for stockholders or potential acquirers to obtain control of our Board of Directors or initiate actions that are opposed by our then-current Board of Directors, including to delay or impede a merger, tender offer or proxy contest involving our Company. Any delay or prevention of a change in control transaction or changes in our Board of Directors could cause the market price of our common stock to decline.

Because our common stock may be a "penny stock," it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock may be a "penny stock" if, among other things, the stock price is below $5.00 per share, we are not listed for trading on a national securities exchange or approved for quotation on the Nasdaq Stock Market or any other national stock exchange, or we have not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker also must give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. In addition, broker-dealers must provide customers that hold penny stock in their accounts with that broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

A significant number of shares are eligible for resale by our stockholders and the sale of those shares could adversely affect the stock price.

A number of our outstanding shares of common stock are eligible for resale by our stockholders. Furthermore, a significant number of additional shares will become eligible for resale within the next seven months, or sooner, if the Company elects to waive lock-up restrictions applicable to such shares. If our stockholders whose shares are, or hereafter become, eligible for resale sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline.

Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in the best interests of our stockholders.

As of February 5, 2010, our directors, executive officers, principal stockholders and affiliated entities beneficially owned, in the aggregate, approximately 58.1% of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our Board of Directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership also may have the effect of delaying or preventing a change in control of our Company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices.

Our stock price could decline as a result of our failure to meet reporting and other regulatory requirements.

Our management team is responsible for our operations, reporting and compliance. Our failure to comply with provisions under the Sarbanes-Oxley Act for which we are subject to, and those for which we are not yet subject to, and/or the reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a small public company also requires us to make forward-looking statements about future operating results and to provide some guidance to the public markets. Our management team has limited experience serving in a managerial capacity in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC or any stock market upon which our stock is traded.

If we do not implement necessary improvements to our internal control over financial reporting in an efficient and timely manner, or if we discover additional deficiencies and weaknesses in existing systems and controls, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our share price.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in Company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. As required by Rules 13a-15 and 15d-15 under the Exchange Act, our chief executive officer and chief financial officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2009. Based upon their evaluation, and as a result of previously identified material weakness in internal control over financial reporting as discussed in our Annual Report on Form 10-K for the year ended December 31, 2008, they concluded that our disclosure controls and procedures were not effective as of September 30, 2009. The previously reported material weaknesses in internal control over financial reporting related to (1) adequate qualified staff necessary to effectively apply the process, and (2) methods and practices employed to report unusual transactions such as our reverse merger. Our management has discussed the material weakness in our internal control over financial reporting with our audit committee. In an effort to remediate the identified material weaknesses, we have documented our process and procedures governing our internal reporting. We also plan to implement further changes to our internal control over financial reporting, including (1) a re-evaluation of our staffing needs, and (2) analysis of unusual transactions as they are occurring to allow adequate time for multiple levels of review.

Through these steps, we believe we are addressing the deficiencies that affected our internal control over financial reporting. However, the effectiveness of any system of internal controls is subject to inherent limitations and we cannot assure you that our internal control over financial reporting will prevent or detect all errors. Also, management may not be able to implement necessary improvements to internal control over financial reporting in an efficient and timely manner and may discover additional deficiencies and weaknesses in existing systems and controls, especially if the systems and controls are tested by an increased rate of growth or the impact of acquisitions. In addition, upgrades or enhancements to computer systems could cause internal control weaknesses.

If we are unable to establish adequate internal controls over financial reporting systems, we may encounter difficulties in the audit or review of our financial statements by our independent public accountants, which in turn may have a material adverse effect on our ability to comply with the reporting obligations imposed upon us by the SEC.

If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our share price.

Our status as a public company may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As an operating public company, we expect these new rules and regulations to increase our compliance costs in 2010 and beyond and to make certain activities more time-consuming and costly than if we were not an operating public company. As an operating public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new regulations promulgated by the SEC and rules promulgated by the NYSE AMEX LLC and other national securities exchanges. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue- generating activities to compliance activities. Our board members, Chief Executive Officer and Chief Financial Officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

We do not intend to pay cash dividends. Any return on investment may be limited to the value of our common stock, if any.

We have never declared or paid cash dividends on our capital stock (other than certain dividends that may have been paid by our predecessor in or before 2005). We currently expect to use available funds and any future earnings to develop, operate and expand our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, the terms of any future debt or credit facility we may obtain may preclude us from paying any dividends. As a result, capital appreciation, if any, of our common stock will be an investor's only source of potential gain from our common stock for the foreseeable future.

Stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If future operations or acquisitions are financed through issuing equity securities, stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We expect to issue additional equity securities pursuant to employee benefit plans. The issuance of shares of our common stock upon the exercise of options may result in dilution to our stockholders.

Our Certificate of Incorporation grants our Board of Directors the power to designate and issue additional shares of common and/or preferred stock.

Our authorized capital consists of 750,000,000 shares of common stock and 50,000,000 shares of preferred stock. Our preferred stock may be designated into series pursuant to authority granted by our Certificate of Incorporation, and on approval from our Board of Directors. The Board of Directors, without any action by our stockholders, may designate and issue shares in classes or series as the Board of Directors deems appropriate and establish the rights, preferences and privileges of those shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of our common shares. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock. Furthermore, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of our capital stock and may dilute our book value per share.

INFORMATION WE HAVE INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and may supersede this information. We are incorporating by reference into this prospectus our:

  Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 31, 2009;

  Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the SEC on May 15, 2009;

  Amendment No. 1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the SEC on August 4, 2009;

  Quarterly Report on Form 10-Q for the six months ended June 30, 2009 filed with the SEC on August 14, 2009;

  Quarterly Report on Form 10-Q for the nine months ended September 30, 2009 filed with the SEC on November 12, 2009;

  Current Report on Form 8-K filed with the SEC on March 25, 2009;

  Current Report on Form 8-K filed with the SEC on July 6, 2009;

  Current Report on Form 8-K filed with the SEC on October 6, 2009;

  Current Report on Form 8-K filed with the SEC on October 29, 2009; and

  Current Report on Form 8-K filed with SEC on November 19, 2009.

All documents we file (but not furnish) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering are also incorporated by reference and are an important part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement. We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that have been or may be incorporated by reference in the prospectus (other than exhibits to such documents that are not specifically incorporated by reference into such documents). Your requests should be directed to our Chief Financial Officer at our principal executive offices at:

Cardo Medical, Inc.
9701 Wilshire Blvd., Suite 1100
Beverly Hills, California 90212
Telephone: (310) 274−2036

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the securities sold by us will be added to our general corporate funds and may be used for general corporate purposes. Until the net proceeds have been used, they will be invested in short−term marketable instruments. If we elect at the time of the issuance of the securities to make different or more specific use of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

Underwriters, dealers and agents that participate in the distribution of the securities under this prospectus may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of these securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including their underwriting discount, will be described in the applicable prospectus supplement. The prospectus supplement also will describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which these securities may be listed.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. These securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase these securities will be subject to specified conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of these securities may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by particular institutions to purchase these securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  commercial and savings banks;

  insurance companies;

  pension funds;

  investment companies; and

  educational and charitable institutions.

The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of these securities under this prospectus at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against specific civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those specific civil liabilities.

If we sell securities to an underwriter for public offering and sale, the underwriter may make a market for the relevant securities, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security under this prospectus. Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

The legality of the shares of Common Stock registered hereby has been passed upon for the Company by Akerman Senterfitt, Miami, Florida.

EXPERTS

The financial statements for the years ended December 31, 2007 and 2008, included in this prospectus to the extent and for the periods indicated in their reports, have been audited by Stonefield Josephson, Inc., independent registered public accountants, and are included herein in reliance upon the authority of such firm as experts in accounting and auditing in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which requires us to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1−800−SEC−0330. You may also inspect our filings at the regional offices of the Securities and Exchange Commission or over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us, our consolidated subsidiaries, and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are summaries and do not contain all of the information that may be important to you. You should review the complete document to evaluate these statements.

Our common shares are listed on the Over−the−Counter Bulletin Board under the symbol "CDOM.OB."

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any other information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$2,709
Legal Fees and Expenses*	15,000
Accounting Fees and Expenses*	4,000
Printing and Engraving Fees*	-
Listing Fees*	-
Miscellaneous*	2,000
Total	$23,709

_______________

* Estimated pursuant to instruction to Item 511 of Regulation S−K.

Item 15. Indemnification of Directors and Officers

The Company's Amended and Restated Certificate of Incorporation provides that the Company will indemnify an officer, director, or former officer or director, to the fullest extent permitted under the General Corporation Law of the State of Delaware or any other applicable laws as presently or thereafter in effect. The Company is also party to an Indemnification Agreement with Directors and Officers of the Company filed as Exhibit 10.12. The Company must indemnify the Directors and Officers to the fullest extent permitted by law.

The Company's Amended and Restated Certificate of Incorporation, as amended, provides that we shall indemnify and advance expenses, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). The Company may, to the extent authorized in the bylaws of the Company or from time to time by the board of directors, grant right to indemnification and to advancement of expenses to any employee or agent of the Company or any other person to the fullest extent permitted in the Amended and Restated Certificate of Incorporation.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

Item 16. Exhibits

Incorporated By Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation.	8-K	000-21419	3.1	March 18, 2008
3.2	Amended and Restated Bylaws.	8-K	000-21419	3.1	February 1, 2008
5.1#	Opinion of Akerman Senterfitt together with consent. PDF
23.1#	Consent of Stonefield Josephson, Inc. PDF
23.2#	Consent of Akerman Senterfitt (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).
24.1#	Powers of Attorney (included on signature page).

_______________

# Filed herewith.

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post−effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post−effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post−effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post−effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post−effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date that the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the last annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(f) The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post−effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Registration Statement on Form S−3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills and the State of California, on this 5th day of February 2010.

CARDO MEDICAL, INC.

By: /s/ Andrew A. Brooks
Name: Andrew A. Brooks
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrew A. Brooks and Derrick Romine as his true and lawful attorney−in−fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre−effective and post−effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney−in−fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney−in−fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated:
Signature	Title	Date
/s/ Andrew A. Brooks	Chief Executive Officer and Director	February 5, 2010
Andrew A. Brooks	(Principal Executive Officer)
/s/ Derrick Romine	Chief Financial Officer	February 5, 2010
Derrick Romine	(Principal Financial and Accounting Officer)
/s/ Michael Kvitnitsky	Chief Operating Officer and Director	February 5, 2010
Michael Kvitnitsky
/s/ Joseph Loggia	Director	February 5, 2010
Joseph Loggia
/s/ Thomas H. Morgan	Director	February 5, 2010
Thomas H. Morgan
/s/ Ronald N. Richards	Director	February 5, 2010
Ronald N. Richards
/s/ Steven D. Rubin	Director	February 5, 2010
Steven D. Rubin
/s/ Subbarao Uppaluri	Director	February 5, 2010
Subbarao Uppaluri